Joby Reports Fourth Quarter 2025 Financial Results

Joby’s aircraft flying past the Santa Cruz Wharf
Credit: Joby Aviation

SANTA CRUZ, Calif., February 25, 2026—Joby Aviation, Inc. (NYSE:JOBY), a company developing electric air taxis for commercial passenger service, today issued its Fourth Quarter 2025 Shareholder Letter detailing the company’s operational and financial results for the quarter ending December 31, 2025. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.
Highlights include:
●Record certification progress: Joby recorded a record 18 point increase in FAA progress on the fourth stage of the type certification process, underlining the FAA’s commitment to certifying eVTOL aircraft and the maturity of Joby’s design
●First FAA-conforming aircraft for TIA set to fly shortly: All of the aircraft required for Type Inspection Authorization are also now in production

●First passengers expected in 2026: Joby expects to carry its first passengers in Dubai this year, as well as completing early operations in the U.S. as part of the White House-backed eVTOL Integration Pilot Program
●Plans to double production capacity in 2027: Joby signed an agreement to acquire a manufacturing facility in the Dayton, Ohio area, spanning more than 700,000 square feet supporting plans to double production to four aircraft per month in 2027
●Hybrid turbine-electric demonstrator completes first flight: Joby’s turbine electric, autonomous VTOL aircraft flew for the first time, just three months after the aircraft concept was announced, alongside a new partnership with L3Harris Technologies
●Further strengthened balance sheet: Joby had $1.4B in cash and short-term investments as of Q4 2025, plus an additional net $1.2B received in February 2026
Commenting on Joby’s fourth quarter results, JoeBen Bevirt, founder and CEO, said: “2026 will mark a key inflection point for Joby. After a year full of rigorous full-transition flight testing and meaningful progress across every part of our business, we’ve begun to shift our focus from how and when we’ll go to market, to how many aircraft we can produce and where to deploy them.
“As we look ahead to carrying our first passengers in the UAE this year and participating in the White House-backed eIPP program, we’re confident now is the right time to scale production so that we’re ready to serve the incredible demand ahead.”
In a separate event in Dubai earlier today, Joby partnered with Uber to give riders a first look (https://www.jobyaviation.com/news/get-ready-for-takeoff-with-uber-and-joby) at how they’ll be able to book a Joby air taxi journey directly in the Uber app.
Fourth Quarter 2025 Financial Results Webcast Details:
What: Joby Aviation Fourth Quarter 2025 Financial Results Webcast
When: Wednesday, February 25, 2026
Time: 2:00 p.m. PT (5:00 p.m. ET)
Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (www.jobyaviation.com).
If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.
About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi. Joby intends to both operate its fast, quiet, and convenient air taxi service in cities around the world and sell its aircraft to other operators and partners. To learn more, visit www.jobyaviation.com.
Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, including plans to double our production capacity in 2027. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025, August 7, 2025 and November 6, 2025, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Media:
press@jobyaviation.com
Investors:
investors@jobyaviation.com